EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Third Quarter Ended June 30, 2013

•	Consolidated revenue of $33.5 million

•	Consolidated GAAP net loss of $7.3 million

•	Anticipate Q4 revenue of $42 to $45 million

ALBUQUERQUE, New Mexico, August 6, 2013 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its fiscal third quarter ended June 30, 2013.

Financial Results

Revenue:
Consolidated revenue for the third quarter ended June 30, 2013 was $33.5 million, which represents a 18.5% decrease compared to the prior year and a 20.8% decrease from the immediate preceding quarter. On a segment basis, revenue for our Fiber Optics segment was $21.6 million, which represents a 16.5% decrease compared to the prior year and 6.8% decrease compared to the immediate preceding quarter. Revenue for the Photovoltaics segment was $11.9 million, which represents a 21.8% decrease compared to the prior year and 37.8% decrease compared to the immediate preceding quarter. The reduction in the Photovoltaics segment was primarily due to a large international order that was expected to ship in the third quarter but approval to ship was not received prior to June 30 2013. This order has subsequently shipped to the customer and revenue is expected to be recognized in the fourth quarter.

Gross Profit:
Consolidated gross profit was approximately $4.0 million. Consolidated gross margin was 12.1%, which represents an increase from the 10.7% gross margin reported in the prior year and a decrease from the 18.5% gross margin reported in the immediate preceding quarter. On a segment basis, Fiber Optics gross margin was 3.0%, which represents a decrease from the 9.3% gross margin reported in the prior year and a decrease from the 7.0% gross margin reported in the immediate preceding quarter. Photovoltaics gross margin was 28.6%, which represents an increase from the 13.0% gross margin reported in the prior year and a decrease from the 32.5% gross margin reported in the immediate preceding quarter.

Operating Income (Loss):
The consolidated operating loss was $7.7 million, which represents a $1.1 million improvement when compared to the prior year and a $19.8 million deterioration when compared to the immediate preceding quarter. The quarter-over-quarter variance compared to the prior quarter was primarily due to lower gross profit and flood-related insurance proceeds received in the previous quarter.

Net Income (Loss):
The consolidated net loss was $7.3 million, which represents a $1.8 million improvement when compared to the prior year and a $19.0 million deterioration when compared to the immediate preceding quarter. The consolidated net loss per share was $0.27 compared to a net loss per share of $0.38 in the prior year and net income per share of $0.44 in the immediate preceding quarter.

Non-GAAP Net Income (Loss):
After excluding certain non-cash and other infrequent transactions as set forth in the attached non-GAAP table, our non-GAAP net loss for the third quarter ended June 30, 2013 was $5.9 million, which represents an improvement of approximately $1.5 million from the prior year and a deterioration of approximately $5.9 million from the immediate preceding quarter. The consolidated non-GAAP net loss per share was $0.22, which represents an improvement from the $0.31 loss per share reported in the prior year and a deterioration from breakeven per share reported in the immediate preceding quarter.

Order Backlog
As of June 30, 2013, order backlog for our Photovoltaics segment totaled $58.1 million, which represents a 59% increase from $36.5 million reported as of March 31, 2013. Order backlog is defined as purchase orders or supply agreements accepted by us with expected product delivery and/or services to be performed and deferred revenue expected to be recognized within the next twelve months. Product sales from our Fiber Optics segment are made pursuant to purchase orders, often with short lead times.

Suncore Joint Venture Equity Sale
EMCORE entered into an equity transfer agreement in June 2013 pursuant to which the Company agreed to transfer its 40% equity interest in Suncore for $4.8 million. Closing is subject to customary conditions, including Chinese regulatory approvals. The payment for the consideration is expected to occur in the Company's fourth fiscal quarter.

Business Outlook
On a consolidated basis, we expect revenue for our fourth quarter ended September 30, 2013 to be in the range of $42 to $45 million.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning August 6, 2013 following the conclusion of the call on the Company's website.

Conferences
Management is expecting to present at the following conferences over the next few months:

•	Citi 2013 Global Technology Conference, September 3-4, 2013, at the Hilton, New York, NY.

•	ROTH Capital Partners Semiconductor Corporate Access Day, September 9, 2013, at the St. Regis, San Francisco, CA.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for space power applications including high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We provide a non-GAAP net loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance. This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on the Company related to the asset sales to Sumitomo and Suncore Photovoltaic, and the sale of its 40% interest in Suncore Photovoltaic Technology Co., Ltd.; (b) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (c) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (f) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; (g) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (h) actions by competitors; and (i) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”).

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenue	$33,473	$42,277	$41,062	$125,056	$116,293
Cost of revenue	29,429	34,444	36,677	102,231	103,064
Gross profit	4,044	7,833	4,385	22,825	13,229
Operating expense (income):
Selling, general, and administrative	7,039	6,771	8,758	20,714	24,603
Research and development	4,674	4,112	4,996	14,176	17,757
Impairment	—	—	1,425	—	1,425
Litigation settlements	—	—	1,050	—	1,050
Flood-related (recovery) loss	—	—	(293)	—	5,519
Flood-related insurance proceeds	—	(14,808)	—	(19,000)	(5,000)
Gain on sale of assets	—	(413)	(2,793)	(413)	(2,793)
Total operating expense (income)	11,713	(4,338)	13,143	15,477	42,561
Operating (loss) income	(7,669)	12,171	(8,758)	7,348	(29,332)
Other income (expense):
Interest expense, net	(185)	(186)	(146)	(609)	(396)
Foreign exchange gain (loss)	181	(21)	(196)	261	60
Loss from equity method investment	—	—	—	—	(1,201)
Change in fair value of financial instruments	373	(267)	61	343	(90)
Other expense	17	—	—	17	—
Total other (expense) income	386	(474)	(281)	12	(1,627)
Income (loss) before income tax expense	(7,283)	11,697	(9,039)	7,360	(30,959)
Income tax expense	—	—	—	(120)	—
Foreign income tax expense on capital distributions	—	—	—	—	(1,644)
Net income (loss)	$(7,283)	$11,697	$(9,039)	$7,240	$(32,603)
Per share data:
Net income (loss) per basic share	$(0.27)	$0.44	$(0.38)	$0.27	$(1.39)
Net income (loss) per diluted share	$(0.27)	$0.44	$(0.38)	$0.27	$(1.39)
Weighted-average number of basic shares outstanding	26,609	26,310	23,686	26,320	23,441
Weighted-average number of diluted shares outstanding	26,609	26,642	23,686	26,620	23,441

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	June 30, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$5,914	$9,047
Restricted cash	702	82
Accounts receivable, net	39,289	36,939
Inventory	36,391	35,192
Prepaid expenses and other current assets	11,222	14,146
Total current assets	93,518	95,406
Property, plant, and equipment, net	50,665	47,896
Goodwill	20,384	20,384
Other intangible assets, net	2,476	3,428
Other non-current assets, net	1,067	2,752
Total assets	$168,110	$169,866
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$20,061	$19,316
Accounts payable	22,460	38,814
Warrant liability	327	670
Accrued expenses and other current liabilities	26,010	32,635
Total current liabilities	68,858	91,435
Asset retirement obligations	5,129	5,004
Deferred gain associated with sale of assets	3,400	3,400
Other long-term liabilities	693	1,004
Total liabilities	78,080	100,843
Shareholders’ equity:
Common stock	735,982	722,345
Treasury stock	(2,071)	(2,071)
Accumulated other comprehensive income	1,506	1,376
Accumulated deficit	(645,387)	(652,627)
Total shareholders’ equity	90,030	69,023
Total liabilities and shareholders’ equity	$168,110	$169,866

We have provided a reconciliation of our non-GAAP net income (loss) financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
Non-GAAP Net Income (Loss)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income (loss) - US GAAP	$(7,283)	$11,697	$(9,039)	$7,240	$(32,603)
Adjustments:
Amortization expense	317	317	383	952	1,328
Stock-based compensation expense	1,152	1,051	1,275	3,285	5,997
Asset retirement obligations - accretion expense	53	54	51	161	172
Specific severance and restructuring charges	241	181	—	422	—
Impairment	—	—	1,425	—	1,425
Litigation settlements	—	—	1,050	—	1,050
Flood-related (recovery) loss	—	—	(293)	—	5,519
Flood-related insurance proceeds	—	(14,808)	—	(19,000)	(5,000)
Gain on sale of assets	—	(358)	(2,793)	(358)	(2,793)
Losses on inventory purchase commitments	—	—	278	—	1,621
Specific warranty charges	—	1,425	—	1,425	—
Foreign exchange gain (loss)	(181)	21	196	(261)	(60)
Loss from equity method investment	—	—	—	—	1,201
Change in fair value of financial instruments	(373)	267	(61)	(343)	90
Interest expense, net	185	186	146	609	396
Income tax expense	—	—	—	120
Foreign income tax expense on capital distributions	—	—	—	—	1,644
Total adjustments	1,394	(11,664)	1,657	(12,988)	12,590
Net income (loss) - Non-GAAP	$(5,889)	$33	$(7,382)	$(5,748)	$(20,013)
Net income (loss) - Non-GAAP per basic share	$(0.22)	$0.00	$(0.31)	$0.22	$(0.85)
Net income (loss) - Non-GAAP per diluted share	$(0.22)	$0.00	$(0.31)	$0.22	$(0.85)
Weighted average number of basic shares outstanding	26,609	26,310	23,686	26,320	23,441
Weighted average number of diluted shares outstanding	26,609	26,642	23,686	26,320	23,441

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Nine Months Ended
(in thousands)	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Cost of revenue	$311	$290	$220	$916	$1,289
Selling, general, and administrative	485	459	708	1,326	2,954
Research and development	356	302	347	1,043	1,754
Total stock-based compensation expense	$1,152	$1,051	$1,275	$3,285	$5,997

Contact:
EMCORE Corporation
Mark Weinswig
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com